EXHIBIT 32.2

CERTIFICATION

In connection with the Quarterly Report of Euro Group of Companies, Inc. (formerly ICT  Technologies,  Inc.), a Delaware  corporation  (the "Company") on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission  on the date hereof (the  "Report"),  the  undersigned, Chief Executive Officer, hereby certifies, pursuant to 8 U.S.C. Section 1350, as adopted pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002, that, to my knowledge:

     (1)  The Report of the Company fully complies with the requirements of section 13(a) of the Securities Exchange Act; and

     (2)  The information contained in the Report fairly presents, in all material respects,  the financial  condition and results of operations of the Company.

/s/ Andrew Eracleous
Andrew Eracleous
May 23, 2011